 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Proxy Statement and Prospectus on Form N-14 of our report dated February 17, 2005 relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to the Board of Trustees and Shareholders of The Phoenix Edge Series Fund, which are also incorporated by reference into the Proxy Statement and Prospectus. We also consent to the reference to us under the heading “Additional Information” in such Proxy Statement and Prospectus.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 24, 2005